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                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                      ---------------------------------

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported):  October 10, 2002



                              NASHUA CORPORATION
         -----------------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)


  MASSACHUSETTS                     1-5492-1                      02-0170100
 ------------------               ---------------                 ------------
 (State or Other             (Commission File Number)         (I.R.S. Employer
  Jurisdiction of                                           Identification No.)
  Incorporation)


    11 TRAFALGAR SQUARE, SECOND FLOOR, NASHUA, NH                   03063
    ---------------------------------------------                   ------
        (Address of Principal Executive Offices)                  (Zip Code)


                                 603-880-2323
                              ------------------
             (Registrant's telephone number, including area code)




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ITEM 5.  OTHER EVENTS.

        Nashua Corporation (the "Company") has reached an agreement with the Appeals office of the United States Internal Revenue Service ("IRS") regarding an outstanding proposed assessment of federal income tax for the years 1992 to 1994. The agreement is subject to final approval by the Joint Committee on Taxation of the United States Congress.

        As previously disclosed in the Company's periodic reports filed with the Securities and Exchange Commission, in December 1998 the IRS completed an examination of the Company's corporate income tax returns for the years 1992 through 1994 and issued a Notice of Proposed Adjustment that assessed additional tax of $4.6 million, excluding interest. The proposed adjustments related to the deductibility of restructuring and other reserves applicable to discontinued operations as well as certain losses deducted in connection with the divestiture of the Company's Computer Products Division. The Company appealed the proposed adjustments to the IRS Appeals office on January 12, 1999.

        The Company's agreement with the IRS Appeals office determines, subject to the approval by the Joint Committee on Taxation noted above, the tax liability for the period 1989 through 1994 and, upon such approval, will result in a net tax refund in the amount of $331,000 for that period. While the IRS original assessment was for the years 1992 through 1994, the settlement impacts the years 1989 through 1994 due to the carryback of tax losses and credits and the recomputation of alternative minimum taxes. The agreement is reflected in a final IRS Form 870-AD, which the Company executed on October 10, 2002.


FORWARD-LOOKING STATEMENTS

        This Current Report on Form 8-K contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Statements in this Current Report that convey the Company's or management's intentions, expectations, beliefs or predictions of future events are forward-looking statements. These forward-looking statements relate to the anticipated approval of the Company's agreement with the IRS Appeals office by the Joint Committee on Taxation of the United States Congress. The matters disclosed in this Current Report on Form 8-K are subject to risks and uncertainties, including the failure of the Joint Committee on Taxation to approve the Company's agreement with the IRS Appeals office, which could cause actual results to differ materially from those anticipated, and the information set forth in this Current Report should be read in light of such risks. The Company cannot guarantee that the Joint Committee on Taxation will approve the Company's agreement with the IRS Appeals office. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, even if its expectations change.


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                                  SIGNATURE



        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    October 21, 2002              NASHUA CORPORATION


                                       By:    /s/ ROBERT S. AMREIN
                                            -----------------------------


                                       Name: Robert S. Amrein
                                       Title:Vice President, General
                                             Counsel and Clerk/Secretary